UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

Great Elm Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.25% Notes due 2027	GEGGL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2023, Great Elm Group, Inc. (the “Company”) issued the press release furnished as Exhibit 99.1 to this report.

The foregoing information (including the Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2023, Peter A. Reed resigned as Chief Executive Officer of the Company, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023. Mr. Reed will continue to be available for consultation through May 5, 2024.

In connection with Mr. Reed’s separation, on May 4, 2023, the Company entered into a severance agreement (the “Severance Agreement”) and a consulting agreement (the “Consulting Agreement”) with Mr. Reed. The Severance Agreement and the Consulting Agreement provide for cash payments for consulting services of $20,833 per month and healthcare-related benefits through May 5, 2024. Mr. Reed will also vest in 9,183 shares of unvested common stock of Great Elm Capital Corp. (“GECC”) awarded to Mr. Reed by the Company (50% in September 2023 and 50% in September 2024). The Company will also grant to Mr. Reed, subject to a one-year lock up, $300,000 of shares of common stock of GECC held by the Company with the number of shares determined based on a 10-day volume-weighted average price of GECC’s common stock on the 10 trading days following May 5, 2023. Additionally, Mr. Reed’s option to purchase (1) 125,000 shares of the Company’s common stock may be exercised until September 18, 2027, (2) 213,000 shares of the Company’s common stock may be exercised until September 18, 2027, and (3) 57,143 shares of the Company’s common stock may be exercised until August 6, 2024. The Severance Agreement and the Consulting Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

On May 4, 2023, the Company appointed Jason W. Reese, age 57, as the Company’s Chairman and Chief Executive Officer, effective immediately following Mr. Reed’s resignation. Mr. Reese has been the Executive Chairman of the Company’s Board of Directors (the “Board”) since February 2020. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of Imperial Capital Asset Management, LLC (“ICAM”) and the Co-Founder of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. ICAM is a registered investment advisor which has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker-dealer and an affiliate of ICAM. Prior to ICAM and Imperial Capital, Mr. Reese was a principal with Gordon Investment Corporation, a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese is currently on the board of directors of City Ventures, LLC, a California-based private home builder. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.

Certain information regarding transactions with related persons between the Company and Mr. Reese is disclosed under the heading “Certain Relationships and Related Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 11, 2022, which information is incorporated by reference into this Item 5.02.

On May 4, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Reese in connection with his appointment as Chief Executive Officer. Under the Offer Letter, Mr. Reese’s annual compensation will consist of a base salary of $500,000, which will be subject to annual increase based on Company and individual performance and market conditions, as determined by the Board. Additionally, Mr. Reese will be eligible to participate in the Great Elm Capital Management, Inc. Discretionary Bonus Plan, and the target amount for any target bonus for each of the first five years of employment will be 200% of base salary. Mr. Reese will also be granted an option to purchase up to 2,000,000 shares of the Company’s common stock, which will vest and become exercisable upon the achievement of certain milestones. The Offer Letter is attached hereto as Exhibit 10.3.

Item 8.01 Other Events.

On May 5, 2023, the Company issued the press release attached as Exhibit 99.2 to this report announcing the officer appointment noted under Item 5.02 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Severance Agreement, dated May 4, 2023, by and between Great Elm Group, Inc. and Peter A. Reed
10.2	Consulting Agreement, dated May 4, 2023, by and between Great Elm Group, Inc. and Peter A. Reed
10.3	Offer Letter, dated May 4, 2023, by and between Great Elm Group, Inc. and Jason W. Reese
99.1	Press Release, dated May 5, 2023
99.2	Press Release, dated May 5, 2023
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: May 5, 2023	/s/ Brent J. Pearson
By: Brent J. Pearson
Title: Chief Financial Officer